                                                                      EXHIBIT 23




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-122933 of The Reynolds and Reynolds Company on Form S-8 of our report dated June 17, 2005, appearing in this annual report on Form 11-K of The Reynolds and Reynolds Company 401(k) Savings Plan for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Dayton, Ohio
June 27, 2005